STANDARD INDUSTRIAL LEASE AGREEMENT                        2600 Stemmons Frwy
COMMERCIAL - CREA '93                                      Suite 176
                                                           Dallas, Texas 75207

THIS LEASE AGREEMENT, made and entered into by and between Pollock Realty Corporation hereinafter referred to as "Landlord", and Access Pharmaceuticals, Inc. hereinafter referred to as "Tenant";

                              WITNESSETH:

  1.  PREMISES AND TERM.

  A. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant takes from Landlord the approximately 9,088 square feet more particularly outlined on the floor plan, attached as Exhibit "A-1" (the "Premises"), which Premises are part of that approximately 39,733 square foot building (the "Building") which are part of that approximately 94,639 square foot project (the "Project") located on the real property situated within the County of Dallas, State of Texas, which real rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. If more than one building is located on the Land, then all references herein to "Building" shall be deemed to refer to all such buildings collectively unless the context otherwise requires.

   B. The term of this Lease shall commence upon either (i) October 1, 1996, or (ii) if Landlord is required to construct improvements in the Premises pursuant to Paragraph 1.C. below, on the date of substantial completion of any such alterations or improvements to the Premises described in Paragraph 1.C. below (the "Commencement Date"). The term of this Lease shall end on the last day of the calendar month that is 74 full calendar months after the Commencement Date.

  C. If an Exhibit "B" is attached hereto, then Landlord shall construct and install in the Premises those improvements and alterations to be constructed and installed by Landlord pursuant to the plans and specifications described on such Exhibit "B" attached hereto mean that, in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use its best efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Tenant, its employees, agents or contractors cause construction of such improvements to be delayed, the Commencement Date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place.

   2.  BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENT.

   A. Tenant agrees to pay to Landlord Base Rent (herein so called) for the Premises, in advance, without demand, deduction or set off, at the rate of Six Thousand One Hundred Seventy Two and 23/100 Dollars ($6,172.23)* per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2.C.(b) below, shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date; provided, however, that should this Lease commence on a day other than the first day of a calendar month succeeding the Commencement Date; provided, however, that should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rental for such partial month shall be prorated. *See Special Provisions
   B. In addition, Tenant shall deposit with Landlord on the date hereof the sum of Seven Thousand Four Hundred Fifty Five Nine and 70/100 Dollars ($7,459.70) (the "Security Deposit"), which shall be held by Landlord as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an event of default. Upon each occurrence of an event of default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability, chargeable to Tenant hereunder, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled.

   C. Tenant agrees to pay, as additional rent, its Proportionate Share (as defined in Paragraph 22.B. below) of (1) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3.A.below, (2) the cost of any utilities used in the Building which are not otherwise paid for by Tenant pursuant to Paragraph
8. below or billed separately to another tenant of the Building, (3) the cost of any insurance maintained by Landlord on the Building and (4) operating expenses required by this Lease, including, without limitation, those expenses referred to in Paragraph 5.D. hereof (but excluding those expenses otherwise specifically paid for by Tenant pursuant to the terms hereof or expenses billed separately to other tenants of the Building). During each month of the term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord and amount equal to 1/12 of Landlord's good faith estimate of annual cost of its Proportionate Share of such items. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2.C. to pay such costs. The initial monthly escrow payments are based upon Landlord's good faith estimate of amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual cost of all such items. If Tenant's total escrow payments are less than Tenant's actual Proportionate Share of all such items, Tenant shall pay the difference to Landlord within ten (10) days after Tenant's receipt of a written report from Landlord which shall include in reasonable detail the computations of such shortfall amount. If the total escrow payments of Tenant are more than Tenant's actual Proportionate Share of all such items, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments. The amount of the monthly rental and the initial monthly escrow payments are as follows:

    (a)  Base Rent as set forth in Paragraph 2.A        $   6,172.23
    (b)  Taxes as set forth in Paragraph 2.C.(1)        $     575.57
    (c)  Utilities, Insurance and other Operating
         Expenses as set forth in
         Paragraphs 2.C.(2), (3) and (4)                $     711.90
                                                        -------------
                                                        $   7,459.69

   D.Intentionally Omitted

   3.TAXES

   A. Landlord agrees to pay all taxes, assessments and/or governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Land and/or the Building. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received hereunder and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Premises, the Land and/or the Building, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof but, "Taxes" does not however, include Landlord's federal or state income, franchise, inheritance or estate taxes.
The Landlord shall have the right to employ a tax consulting firm who's principle fee will be a base rate not to exceed $500.000 for the Building per year and a contingency of the savings to attempt to assure a fair tax burden on the Building and the land within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant. If the cost of any improvements constructed on the Premises after the Commencement Date is disproportionately higher than the cost of improvements constructed on the premises of other tenants of the Building, then the Landlord, at its option, may require that Tenant pay the amount of Taxes attributable to such disproportionately more expensive improvements in addition to its Proportionate Share of Taxes.

   B. Prior to delinquency, Tenant shall (i) pay all taxes levied or assessed against any personal property or fixtures placed in the Premises, and (ii) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence reasonably acceptable to Landlord to verify that such taxes upon personal property and fixtures have been paid by Tenant.

   4. LANDLORD'S REPAIRS

   A. Tenant understands and agrees that this Lease is intended to be a "net" lease, and as such, Landlord's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 4.A. Landlord, at its own cost and expense, shall be responsible for repair and replacement of only the roof, the foundation and the exterior walls of the Building (excluding painting of the building). The Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect.

   B. After written notice to Tenant of the specific maintenance, repair or replacement obligations, and Tenant's failure to perform such obligations within thirty (30) days, Landlord reserves the right to perform Tenant's maintenance, repair and replacement obligations and any other items that are otherwise Tenant's obligations under Paragraph 5.B, in which event, Tenant shall pay to Landlord any cost or expense incurred by Landlord in making such repairs within ten (10) days after demand.

   5. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS

   A. Tenant, at its own cost and expense, shall maintain all parts of the Premises (except those for which Landlord is expressly responsible hereunder) in good condition, ordinary wear and tear excepted, and promptly make all necessary repairs and replacements to the Premises.

   B. Tenant agrees to pay its Proportionate Share (which is defined as 9.60% of the Project) of the cost of the maintenance, repair, and replacement of the parking areas, driveways, alleys and grounds surrounding the Premises performed by Landlord that causes such areas to be maintained in a good, neat, clean and sanitary condition, consistent with the operation of a first class office/warehouse building, which includes, without limitation, prompt maintenance, repairs and replacements (1) of the parking area associated with the Building, (2) of all grass, shrubbery and other landscape treatments surrounding the Building, (3) of the exterior of the Building (including painting), (4) of sprinkler systems and sewage lines, (5) of any other maintenance, repair or replacement items normally associated with the foregoing, (6) for the operation, maintenance and/or landscaping of any property or facility that is operated, maintained or landscaped by any property owner or community owner association that is named in any restrictive covenants or deed restrictions to which the Premises are subject and which are actually billed to Building, and (7) for operating and maintaining any property, facilities or services provided for the common use of Tenant and other Tenants of the Building. Such costs shall include, without limitation, management fees, maintenance and repair costs, sewer, landscaping, trash and security (if furnished by Landlord), wages and employee benefits payable to employees of Landlord whose duties are connection with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connected with the operation and maintenance of the Building, all service, supplies, repairs, replacements or other expenses for maintaining and operating the Building, and any other facilities or services provided for the common use of Tenant and other
Tenants of the Building. In addition, Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder.

   C. Tenant shall pay its Proportionate Share of the cost and expense of such repair, replacement, replacement reserve, maintenance and other such items as additional rent, pursuant to Paragraph 2.C. above. The amount of Tenant's rental obligation set forth in items, is not a condition to payment of such rental obligation.

   D. Within ten days after the Commencement Date and continuing for the entire term of this Lease, Tenant shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably acceptable to Landlord for servicing hot water, heating, air conditioning, and/or other systems and equipment within the Premises with a contractor, and Tenant shall be responsible for all costs and expenses required thereunder. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer or licensed mechanical contractor reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

   E.  Intentionally Omitted.

   6. ALTERATIONS. Tenant shall not make any alterations, additions or improvement to the Premises without the prior written consent of Landlord. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or the Premises.

   7. SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars or security installations to the premises or the Building without Landlord's prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage, upon the earlier of vacation of the Premises by Tenant or the removal or alteration of its signage, all of which shall be accomplished at Tenant's sole cost and expense. Tenant shall not, (i) make any changes to the exterior of the Premises or the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or maintain, or (iii) erect or install any signs, windows or door lettering, decals, window and storefront stickers, placards, decorations or advertising media of any type that can be viewed from the exterior of the Premises, without Landlord's prior written consent.

   8. UTILITIES. Tenant shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises in the Building. Landlord shall not be liable for any interruption or failure of utility service on the Premises.

   9.  INSURANCE.

   A. Landlord shall maintain insurance covering the Building and the Premises in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, Liability and Rental Interruption and such other insurance as Landlord shall deem necessary.

   B. Tenant, at its own expense, shall maintain during the term of this Lease (1) a policy or policies of worker's compensation and comprehensive general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and (2) fire and extended coverage insurance covering the replacement cost of (a) all alterations, additions, partitions and improvements installed or placed on the Premises, and (b) all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord, as well as such entities or firms as Landlord may engage from time to time as property managers and/or asset or investment managers, as additional insured (until further notice, it is expressly agreed that The Industrial Group, The Industrial Group Management Services, Inc., and Pollock Realty Corporation shall be named as additional insured), (ii) be issued by an insurance company which is reasonably acceptable to Landlord,
(iii) provided that such insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord, (iv) shall be delivered to Landlord by Tenant prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance, and (v) shall provide primary coverage to Landlord when and policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies.

   C. Tenant will not permit the Premises to be used for any purpose or in any manner other than the current operation of the company that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant's use of the premises in a manner different than their current operations.

  10.  FIRE AND CASUALTY DAMAGE.

    A. Tenant immediately shall give written notice to Landlord if the Premises or the Building are damaged or destroyed. If the Premises or the Building should be totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, then in either case this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date to the occurrence of such damage.

   B. If the Building or the Premises should be damaged but not totally destroyed by any insured peril, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance pursuant to Paragraph 9.B. above. Effective upon the date of the occurrence of such damage and ending upon the date of substantial completion (as defined in Paragraph 1.C. above) of Landlord's repair or restoration work, if the Premises are untenantable in whole or part during such period, then the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord, in which event the rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Tenant which accrued prior to termination of this Lease shall survive such termination.

   C. In connection with any repair or reconstruction to the Premises arising from or necessitated by fire or the casualty which is covered by the insurance provided pursuant to Paragraph 9.A. above, Tenant shall pay Landlord upon demand its Proportionate Share of the amount of any deductible of such insurance which deductible shall not exceed $15,000.00.

   D. Notwithstanding anything herein to the contrary, in the event the Premises are destroyed or substantially damaged by any peril not covered by the insurance required to be carried by Landlord pursuant to Paragraph 9.A. above, or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate with the exception that the Tenant's security deposit shall be refunded, provided, however, that any liabilities of Tenant which accrued prior to termination of this Lease shall survive such termination.

   E. Anything in this Lease to the contrary notwithstanding, to the extent of a recovery of loss proceeds under the policies of insurance described in this Lease, Landlord and Tenant hereby waive and release each other and any of their respective related parties and affiliates of and from any and all rights of recovery, claim, action, or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the Building, or personal property within the Building and/or Premises arising from or caused by fire or other casualty or hazard covered or required to be covered by hazard insurance under this lease. Upon execution of this Lease, Landlord and Tenant shall notify their respective insurance companies of the mutual waivers contained herein and, if available, shall cause each policy described in this Lease to be so endorsed.

  11.  LIABILITY AND INDEMNIFICATION.

   A. Tenant agrees that it will indemnify and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (as that term is defined in the Securities Act of 1933) (collectively, the "Indemnified parties") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (a) arising from any breach, violation or non-performance of any term, provision, covenant, agreement or condition on the part of Tenant hereunder, (b) recovered from or asserted against any of the Indemnified Parties on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused, either approximately or remotely, wholly or in part, by any act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant, (c) arising from or out the occupancy or use by Tenant, its agents, servants, employees, contractors, or invitees of the Premises or arising from or out of any event, circumstance, or occurrence within the Premises, howsoever caused, and/or (d) suffered by, recovered from or asserted against any of the Indemnified Parties by Tenant's employees, agents, servants, contractors, or invitees. Such indemnification of the Indemnified Parties by Tenant shall be effective (i) unless such damage to property results from the gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees, and (ii) unless such injury to person results from the negligence or willful misconduct of Landlord or any of its duly authorized agents or employees.

   B. Tenant covenants and agrees that in case any of the Indemnified Parties hereunder or relating to this Lease or to the Premises, then Tenant shall and will pay all costs and expenses, including reasonable attorney's fees and court costs, incurred by or imposed upon any other Indemnified Parties by virtue of any such litigation and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to the Indemnified Parties.

   C. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. The indemnification provided by this Paragraph 11. is subject to Landlord's waiver of recovery in the preceding Paragraph 10., to the extent of Landlord's recovery of loss proceeds under policies of insurance described in Paragraph 10.

  12.  USE.

   A. The Premises shall be used to the extent permitted by applicable law only for general office purposes and light pharmaceutical and test laboratories and to the extent applicable for the purpose of receiving, storing, formulating, and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purpose as many be incidental thereto. Tenant shall not use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable or hazardous except for the small amounts of materials necessary for the pharmaceutical development process properly used, stored and disposed of by Tenant in the normal conduct of its business.
Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all federal, state, and local governmental laws, ordinances and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other Tenants of the Building.

   B. Tenant and its employees, customers and licensees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) all reasonable rules and regulations promulgated by Landlord and (2) rights of ingress and egress of other Tenants and their employees, customers, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

  13. INSPECTION. Landlord and Landlord's agents and representatives shall have the right upon not less than 24 hours advance notice to enter the Premises at any reasonable time during business hours to inspect the Premises and to make such repairs as may be required or permitted pursuant to this lease. During the period that is twelve (12) months prior to the end of the Lease term, Landlord and Landlord's representatives may enter the premises during business hours for the purpose of showing the Premises. In addition, during the same twelve (12) month period Landlord shall have the right to erect a suitable sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with landlord for a joint inspection, then Landlord's inspection of the Premises shall be deemed correct for the purposes of determining Tenant's responsibility for repairs and restoration of the Premises.

  14.  ASSIGNMENT AND SUBLETTING.

   A. Tenant shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability hereunder. If any event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, subTenant or transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

   B.  Intentionally deleted.

   C. Upon the occurrence of an assignment or subletting, whether consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys all rents or other sums received by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and Tenant agrees to pay to Landlord such amounts within ten (10) days after receipt.

   D. If This Lease is assigned to any person or entity pursuant to the provision of the Bankruptcy Code, 11 US C. 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of landlord and promptly paid or delivered to Landlord.

   E. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

  15. Condemnation. If more than percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If (i) less than fifty percent (50%) of the Premises are taken for any a public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof; or (ii) more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, but the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

  16.  SURRENDER OF PREMISES; HOLDING OVER

   A. At the termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver them to Landlord in a good repair and condition as existed at the Commencement Date, reasonable wear and tear excepted, and shall deliver to landlord all keys (or other access control devices) the Premises, and, if such possession is not immediately surrendered, Landlord may forthwith enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying them, or any part thereof, without having any civil or criminal liability thereof.

   B. All alterations, additions or improvements (whether temporary or permanent in character) made to or fixtures installed in or upon the Premises (other than all Class 2 biosafety cabinetry and fume hoods), either by Landlord or Tenant, shall be Landlord's property on termination of this Lease and shall remain on the Premises. Notwithstanding the foregoing, upon the termination of this Lease landlord may direct Tenant, at Tenant's expense, to remove all alterations, improvements, and additions installed by Tenant and return the Premises to the condition that existed at the Commencement Date. Subject to Paragraph 25 hereof and provided that all sums owed by Tenant hereunder have been paid, all movable office furniture and equipment not attached to the Building may be removed by Tenant at the termination of this Lease. All such removals shall be accomplished in good workmanlike manner so as not to damage the Premises or the Structural components of the Building or the plumbing, electrical lines or other utilities, and any damage resulting from such removals shall be repaired at Tenant's expense.

   C. All alterations, additions, and improvements directed by Landlord to be removed and all movable office furniture and equipment not attached to the Building not promptly removed after such termination shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of such property and either (a) declare same to be the property of Landlord by written notice thereof to Tenant or (b) at the sole costs and expense of Tenant remove and store the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person (any such removal and storage costs and expenses being payable by Tenant upon demand).

   D. Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth of an amount equal to one hundred fifty percent (150%) of the amount of the monthly rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms, provisions, covenants and agreements set forth herein except any right to renew this Lease. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the term of this Lease and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

  17. QUIET ENJOYMENT. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises of the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

  18. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "event of default" on the part of Tenant under this Lease;

   A. Tenant shall fail to pay any rental or other payment or reimbursement payable by Tenant hereunder when due, or Tenant shall fail to pay any payment or reimbursement required under any other lease with Landlord when due, and in either case such failure shall continue for a period of seven 7 (7) days from the date such payment was due.

   B. Tenant shall fail to pay any amounts owed to contractors or subcontractors for work or services performed in connection with the operation, construction, management or maintenance of the Building as provided herein, and such failure shall continue for a period of seven (7) days from the date such payment was due, provided, however, that Tenant may secure with landlord a performance bond covering the amount, when the amount, applicability, or validity thereof is being contested in good faith by appropriate proceedings to which Tenant is a party.

   C. Tenant shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors;
(iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (v) take any action to authorize, or in contemplation of, any of the actions set forth above in this subparagraph C.

   D. Any case, proceeding or other action against the Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) if pending shall remain undismissed for a period of sixty (60) days.

   E.  Tenant shall (i) vacate all or a substantial portion of the Premises or
(ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease.

   F. Tenant shall fail to discharge any lien place upon the Premises in violation of Paragraph 21. hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

   G. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18.), and shall not substantially cure such failure within twenty (20) days after written notice thereof to Tenant.

  19.  REMEDIES.

   A. Upon each occurrence of an event of default, and in addition to and not in limitation of any other remedy permitted by law or equity or be this lease, landlord shall have the option the pursue any one or more of the following remedies without any notice or demand:

   (1)      Terminate this lease; and/or

   (2) Enter upon and take possession of the Premises without terminating this Lease; and/or

   (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, deny access to Tenant, or pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary. This provision shall control over any conflicting provisions of the Texas Property Code or any successor statue governing the right of landlords to change the door locks of commercial tenants to the extend permitted by applicable law.

  B. Upon the occurrence of any event of default and written demand by Landlord Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

  C. If Landlord repossesses the Premises with or without terminating the lease, Tenant, at landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term. Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.

  D. Upon an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (1) any prorated brokerage fees for the remainder of the Lease term incurred by Landlord in connection with the execution of this lease: (2) brokers' fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises; (3) the costs of removing and storing Tenant's or other occupant's property; and (4) all reasonable expenses incurred by Landlord in enforcing or defending rights and/or remedies. If either party hereto institutes any action or preceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorney's fees and all court costs in connection with such proceeding.

  E. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available, including without limitation, the institution by Landlord, its agents or attorneys of a forcible detainer or ejectment action to re-enter the Premises shall not be construed to be an election to terminate this Lease or relieve Tenant of its obligation to pay rent hereunder and shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

  F. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment; and the failure to pay such amount within ten (10) days after demand therefore shall be an additional event of default hereunder. The Provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

  G. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or
(ii) remove and store, at Tenant's expense, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. Landlord may at its sole option and without prejudice to, or waiver of any rights it may have i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or it's employees not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, or ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, and make such property available to Tenant and or Tenant's employees; provided, however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. Any such property not removed by Tenant within ten (10) days after demand therefor by Landlord shall thereupon be conclusively presumed to have abandoned by Tenant to Landlord, and Landlord may, at its option, take over possession of such property and declare same to be the property of Landlord by written notice thereof to Tenant. The rights of Landlord herein stated shall be in addition to any and all other rights that landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

   H. If Landlord fails to commence to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, and such obligations are not completed within sixty (60) days of the date of such notice (unless agreed to by Landlord and Tenant), Tenant's exclusive remedy shall be an action for damages. Unless and until landlord fails to so cure said default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building, and in the rents or other income from the Building receivable by Landlord, and neither Landlord nor Landlord's owners, partners or venturers shall have any personal, partnership, corporate or other liability hereunder.

  20. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises, the improvements situated thereon, the Building or the Land, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of such mortgages and deeds of trust; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. The provisions of this Paragraph 20. shall be self-operative, and no further instrument shall be required to effect such subordination of this Lease. Tenant shall however, at any time hereafter, within ten (10) days after demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage. If Tenant fails to execute the same within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. Tenant agrees to attorn upon demand to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. The agreement of Tenant to attorn upon demand contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Tenant shall upon demand at any time or times, before or after any such foreclosure sale or trustees sale execute, acknowledge and deliver to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale any and all instruments and certificates that in the judgment of such party may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints any such mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

  21. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

  22.  MISCELLANEOUS.

  A. Words of any gender used in this Lease shall be held and construed to include any other gender, and works in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way defined, limit or otherwise described the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

  B. In the event the Premises constitute a portion of a multiple occupancy building, Tenant's "Proportionate Share", as used in this Lease, shall mean a fraction, the numerator of which is the square footage deemed in Paragraph 1.A. contained in the Premises and the denominator of which is the entire rentable square footage deemed on Paragraph 1.A. contained in the Building.

  C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, or the other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

  D. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of Landlord.

  E. Tenant agrees, from time to time, within ten (10) days after receipt of written request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy for the Premises, Quarterly financial statements for itself and any guarantor of its obligations hereunder, and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other factual meters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

  F. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreement of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreement, promises, negotiation, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

  G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonable estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the pro rated amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the number of months the lease is in effect during the final year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs thereof or upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due by Tenant under this Paragraph 22.G.

  H.  Intentionally Omitted.

  I. If any clause of provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as part of this lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

  J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

  K. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than as may be referenced in a separate written agreement executed by Tenant, and delivered to Landlord prior to execution of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by and other by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

  L. If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 23. hereof to the same effect as if each had received such notice.

  M. THE COMMENCEMENT DATE TENANT SHALL ACKNOWLEDGE THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

   N. Landlord and Tenant agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party.

   O. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

   P. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

  23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

   A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

   B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

   C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of
(1) tender of delivery (in the case of a hand-delivered notice) or (2) deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties here at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivery in accordance herewith or (3) the date of confirmed delivery if sent by overnight courier, or (4) the date of confirmed transmission if delivered by telecopy.

  24. HAZARDOUS WASTE The term "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification shall survive the termination or expiration of this Lease. Tenant's duties and liabilities under this section 24. shall be specifically limited to those actions, events, damages, or expenses arising out of Tenant's use, storage, or generation of Hazardous Substances on or about the Premises and shall specifically exclude and such actions events, damages, or expenses caused by Landlord or any prior tenant, and/or for those conditions existing or affecting the Premises, Building, Project or Land prior to the execution hereof.

   25.  Intentionally Deleted.


   EXECUTED BY LANDLORD, this 25th day of July, 1996.
                              ----        ----
                                              POLLOCK REALTY CORPORATION
                                              BY:

                                              BY:    /s/ Richard R. Pollock
                                                     ----------------------
                                              TITLE: Counsel
                                                     ----------------------
                                              BY:
                                              TITLE:

                                              ADDRESS:

                                              C/O THE INDUSTRIAL GROUP
                                              P.O.BOX 802047
                                              DALLAS, TX 75380-2047

   EXECUTED BY TENANT, this 24th day of July, 1996
                            ----        ----
                                              ACCESS PHARMACEUTICALS, INC.
                                              BY:    /s/ Kerry P.Gray
                                                     -----------------
                                              TITLE: President & CEO
                                                     -----------------
                                              BY:
                                              TITLE:

                                              ADDRESS:

                                              2600 Stemmons Frwy, Suite 210
                                              Dallas, TX  75207

                          Special Provisions
                                  For
                       Access Pharmaceuticals, Inc.


  26.  Base Monthly Rental

        Notwithstanding anything to the contrary in Paragraph 2.A. of the Lease, the Base Monthly Rental shall be defined as follows:

          Period                       # Months    Base Monthly Rental
-----------------------------------    --------   ---------------------
October 1, 1996 - November 30, 1996      1-2            $    0.00
December 1, 1996 - November 30, 1997     3-14           $6,172,23
December 1, 1997 - November 30, 1998    15-26           $6,361.60
December 1, 1998 - November 30, 1999    27-38           $6,702.40
December 1, 1999 - November 30, 2000    39-50           $7,081.07
December 1, 2000 - November 30, 2001    51-62           $7,497.60
December 1, 2001 - November 30, 2002    63-74           $7,762.67

  27. Improvement Allowance. Landlord, at Landlord's sole cost and expense, will provide $127,232.000 for the construction of the improvements outlined and described in Exhibit B attached hereto and incorporated herein by reference. All improvements shall be performed according to Landlord's specifications and shall include all costs for architecture/space planning and construction management fees. Furthermore Landlord and Tenant agree to split evenly the cost of expanding the restrooms on premises. The estimated total cost of this expansions $8,000.00.

  28. Renewal Option. Provided that Tenant is not in default of any of the terms, covenants and conditions hereof, and this lease has not been assigned or the premises (or a part thereof) sublet, Tenant shall have the right and option to extend the original term of this Lease for one further term of thirty six (36) months. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this paragraph and except for this paragraph and except that the rental during the extended term shall be at the fair market rental then in effect to equivalent properties, of equivalent size, in equivalent areas (but in no event less than the rental rate specified in Paragraph 2.A. of this Lease). Tenant shall deliver written notice to Landlord of Tenant's intent to exercise the renewal option granted herein not more than one hundred and eighty (180) days nor less than one hundred twenty days 120) days prior to the expiration of the original term of this Lease. In the event Tenant fails to deliver such written notice within the time period set forth above then Tenant's right to extend the term hereof shall expire and be of no further force and effect. In the event Landlord and Tenant fail to agree in writing upon the fair market rental within thirty (30) days after exercise by Tenant of this renewal option, Tenant's right hereunder to extend the term under this Paragraph 28. shall become null and void.

  29. EARLY TERMINATION. It is agreed and understood that if lessee is not in default of any of the terms, covenants and conditions hereof and lessee has not assigned this lease or sublet the premises (or part thereof), Lessee shall have the option to terminate this Lease Agreement after the thirty-sixth
(36) month and after the sixtieth (60) month of the primary term of the Lease Agreement. Such termination is conditioned upon Lessee's providing prior notice through registered or certified mail and upon the payment schedule as follows to Lessor:

       Effective September 30, 1999 = $60,000.00 plus all unamortized tenant improvements from paragraph 27 ($74,890.57) and all unamortized commissions ($13,311.65)

       Effective September 30, 2001 = $30,000.00 plus all unamortized tenant improvements from paragraph 27 (27,997.40) and all unamortized commissions ($4,437.22)

The above payment will serve as penalty at the time of notice to Lessor. Notice of Lessee's intention to terminate this Lease Agreement and payment of penalty must be received by Lessor in writing not less than one hundred eighty
(180) days prior to the effective date of termination. Said date of termination would be effective as if the date had been the original termination date under this Lease Agreement. Accordingly, Lessee shall be liable and responsible for its obligation and liabilities under the Lease Agreement, which include but are not limited to, excess tax assessments. In the event Lessee fails to deliver such notice of termination and payment of penalty within the time period set forth above, this lease shall remain in full force and effect.

  30. If during the term of this Lease, any of the immediately adjacent Premises as described or indicated in Exhibit E of the Lease and attached hereto (hereinafter refereed to as the "Adjacent Premises"), shall become available for lease to third parties, and provided that Tenant is not in default hereunder and has not assigned this Lease or sublet the Premises (or part hereof), Tenant shall have the first right and option to lease the Adjacent Premises subject to the rights of other Tenants in the Building.
When the Adjacent Premises becomes available, Landlord shall first offer in writing any such Adjacent premises to Tenant upon the terms and conditions as would be offered by Landlord to third parties. If within ten (10) days after Landlord delivers Tenant such written offer, Landlord does not receive notice in writing that Tenant elects to lease the Adjacent Premises and within twenty
(20) days thereafter Tenant does not execute and expansion agreement acceptable to Landlord then Tenant's right to lease the Adjacent Premises shall be waived and Tenant shall have no further rights pursuant to this Paragraph 30.

                              EXHIBIT A

                           LEGAL DESCRIPTION

      Being an approximate 9,088 square foot lease space located at 2600 Stemmons Freeway, Suite 176, Dallas, Dallas County, Texas, in an approximate 39,733 square foot building and a 94,639 square foot project known as 2600 Stemmons and located on a tract being further described as:


Being a tract, lot or parcel of land situated in the W.B. Coats Survey, Abstract No. 236, and the H. Couch Survey, Abstract No. 275, both of Dallas County, Texas, and also situated in Block 7905, official City of Dallas Block Number, also being part of a parcel of land conveyed to Industrial Properties Corporation (I.P.C.) as recorded in Volume 1516, Page 567 and Volume 1521, Page 384 of the Deed Records of Dallas County, Texas and all of a parcel of land as conveyed to I.P.C. as recorded in volume 6/001, Page 551. of said Deed Records, and being more particularly described as follows:

BEGINNING at 5/8 inch iron rod set, a point on the northerly line of Stemmons Freeway (H-35E, U.S. 77) (variable width .R.O.W) as conveyed to the city of Dallas, Texas by I.P.C., as recorded in Volume 4504, Page 498 of said Deed records, said point being North 29 53' 50" East, 380.00 feet, and North 60 06' 10" West, 35.00 feet, from the intersection of the southerly line of said Stemmons Freeway with the northwesterly property line of Lot 15, Block 59/7905, Installment No. 17 of the Trinity Industrial District, an addition to the city of Dallas, Dallas County texas, as shown on Plot recorded in Volume 35.
Page 175 of the Map Records of Dallas County, Texas:

The NCE, along said northerly line of Stemmons Freeway as follows:

North 60 06' 10" West, 35.00 feet to a 5/8 inch iron rod set, a point of corner; said point being the beginning of a curve to the left, said curve having a central angle of 6 46' 27" with a radius of 2879.79 feet and a chord that bears North 63 79' 23" West for 340.28 feet:

Along said curve to the left, 340.48 feet to a concrete monument found, a point for corner, said point being the beginning of a curve to the right, said curve having a central angle of 3 44' 24" with a radius of 2849.79 and a chord that bears North 65 00 25" West for 185.99 feet:

Along said curve to the right, 186.02 feet to a 5/8 inch iron rod set, a point for corner, said point being the southeast corner of a parcel of land conveyed to Stemmons Towers, Ltd. Trustee as recorded in Volume 90133.
Page 3466, of said Deed Records:

The NCE, leaving said northerly line of Stemmons Freeway, along said Stemmons Towers parcel, North 29 53' 50" East, 520.06 feet to a 5/8 inch iron rod set, a point of corner:

THE NCE, continuing along said Stemmons Towers parcel and along the westerly line of said I.P.C. tract as recorded in Volume 67001, Page 551, of said Deed Records, North 24 12' 20" East, 29.25 feet to a 5/8 inch iron rod set, a point for corner on the southerly line of a tract now owned by the City of Dallas, Dallas County, Texas, and the City of Fort Worth, Tarrant County, Texas, formerly known as Chicago, Rock Island and pacific Railroad Company (CRI&P -
RR) as recorded in volume 84017. Page 4116. of said Deed Records:

The NCE, along the northerly line of said I.P.C. tract and along said southerly line of the CRI&P-RR, South 61 26' 40" East, 282.11 feet to a 5/8 inch iron rod set, a point for corner at the beginning of a curve to the right, said curve having a central angle of 91 20' 30" with a radius of 274.44 feet and a chord that bears South 15 46' 55" East for 392.69 feet:

The NCE, continuing along said northerly and southerly lines, and along said curve to the right, at 48.22 feet passing a common corner of said I.P.C. tract and CRI&P-RR southerly line, and continuing along said curve to the right and along the westerly line of a parcel of land conveyed to I.P.C. as recorded in Volume 94048. Page 4986. of said Deed Records, for a total distance of 437.52 feet to a 5/8 inch iron rod set, a point for corner:

The NCE, continuing along said westerly line of I.P.C. tract, South 29 53' 50" West, 295.40 feet to the POINT OF BEGINNING, and CONTAINING 309,716 square feet of land for 7.110 acres, more or less.